                                                                   EXHIBIT 10.12

                       MANAGEMENT AND LEASING SUBCONTRACT

                                     BETWEEN

                        MAGUIRE PARTNERS - GLENDALE, LLC

                                       AND

                            MAGUIRE PROPERTIES, L.P.

                           DATED: AS OF JUNE 27, 2003

                                TABLE OF CONTENTS

1.    Services to be Performed by Subcontractor................................2

      1.1   Specific Services..................................................2
      1.2   Method of Performing Services......................................3
      1.3   Independent Contractor.............................................3
      1.4   Trust and Confidence...............................................3
      1.5   Budgets and Reports................................................3

2.    Leasing Responsibilities.................................................4

      2.1   Commissions for Leases; Sale or Transfer...........................4
      2.2   License............................................................4

3.    Financial Matters........................................................4


4.    Compensation of Subcontractor............................................4

      4.1   Compensation.......................................................4
      4.2   Employee Compensation..............................................4
      4.3   Reimbursable Expenses..............................................4
      4.4   Non-Reimbursable Expenses..........................................4
      4.5   Payment of Compensation and Expenses...............................5

5.    Indemnification Insurance................................................5

      5.1   Subcontractor's Indemnity..........................................5
      5.2   Subcontractor's Insurance..........................................5
      5.3   Third Party Indemnity..............................................6
      5.4   Property Manager's Indemnity.......................................6

6.    Term of Agreement........................................................7

      6.1   Term...............................................................7
      6.2   Obligations Upon Termination.......................................7

7.    General Provisions.......................................................8

      7.1   Notices............................................................8
      7.2   Attorneys' Fees....................................................9
      7.3   Non-Assignability..................................................9
      7.4   Amendments........................................................10
      7.5   Governing Law.....................................................10
      7.6   Cooperation.......................................................10
      7.7   Waiver of Rights..................................................10
      7.8   Successors and Assigns............................................10

      7.9   Subordination.....................................................10
      7.10  No Recourse.......................................................10
      7.11  Severability......................................................10
      7.12  No Third Party Beneficiary........................................10
      7.13  Definitions.......................................................11
      7.14  No Lien...........................................................11
      7.15  Integration.......................................................11
      7.16  Trademark.........................................................11
      7.17  Interest..........................................................11

8.    Arbitration.............................................................11


                                    EXHIBITS

                  EXHIBIT "A"               LEGAL DESCRIPTION OF LAND
                  EXHIBIT "B"               MANAGEMENT AGREEMENT

                            GLOSSARY OF DEFINED TERMS

            "Agreement"                                 Page 1
            "Affiliate"                                 Section 7.13
            "Affiliates"                                Section 7.13
            "BARSI"                                     Page 1
            "Company"                                   Page 1
            "Improvements"                              Page 1
            "Land"                                      Page 1
            "Management Agreement"                      Page 1
            "Maguire Services                           Section 1.2
            "Notice"                                    Section 7.1
            "Operating Agreement"                       Page 1
            "Owner"                                     Page 1
            "Person"                                    Section 7.13
            "Phase I"                                   Page 1
            "Property Manager"                          Page 1
            "Services"                                  Section 1.1

                       MANAGEMENT AND LEASING SUBCONTRACT

      THIS MANAGEMENT AND LEASING SUBCONTRACT (the "AGREEMENT") is made as of the 27th day of June, 2003, by and between MAGUIRE PARTNERS - GLENDALE, LLC, a California limited liability company ("PROPERTY MANAGER") and MAGUIRE PROPERTIES, L.P., a Maryland limited partnership ("SUBCONTRACTOR") with respect to the following:

                                    RECITALS

      A. Maguire Partners-611 N. Brand, LLC, a Delaware limited liability company (the "OWNER") is the successor-in-interest to Maguire Partners-Glendale Center, LLC, a California limited liability company (the "COMPANY") as the fee owner of a parcel of land in Glendale, California described in Exhibit "A" attached hereto (the "LAND") which is improved with a sixteen story (including two below-ground levels) office building, a parking garage, surface parking, and an adjacent retail building (collectively, the "IMPROVEMENTS"). The Land and the Improvements are sometimes collectively referred to herein as "PHASE I;"

      B. The Company is a California limited liability company comprised of Property Manager and BankAmerica Realty Services, Inc. ("BARSI") formed pursuant to an Amended and Restated Operating Agreement dated March 5, 1996, as amended by that certain Amendment to Amended and Restated Operating Agreement dated December 11, 2000 ("OPERATING AGREEMENT") and is the sole member of Owner;

      C. Owner, as successor-in-interest to the Company as the owner of Phase I, and Property Manager are the parties to that certain Management and Leasing Agreement dated as of November 1, 1995 as amended by that certain Amendment to Management and Leasing Agreement dated December 11, 2000 (the "MANAGEMENT AGREEMENT") whereby Property Manager has been engaged to lease, manage and operate Phase I. A copy of the Management Agreement is attached hereto as Exhibit "A". All capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Management Agreement; and

      D. Property Manager desires to engage Subcontractor to perform its obligations and duties under the Management Agreement and Subcontractor desires to accept such engagement upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants contained herein, owner and Property Manager and Subcontractor agree as follows:

1.    Services to be Performed by Subcontractor.

      1.1 Specific Services. Property Manager hereby engages Subcontractor to perform, and Subcontractor hereby agrees to perform (or cause to be performed) all of the services and satisfy all of the duties and obligations of Property Manager described in the Management Agreement (collectively, the "SERVICES"), except those duties described in the first sentence of Section 7.1 of the Management Agreement.

      1.2 Method of Performing Services. Subcontractor shall perform the Services in accordance with the requirements of the Management Agreement but Subcontractor will determine the method, details and means of performing the Services. Furthermore, Subcontractor may elect to subcontract with Maguire Properties Services, Inc., a Maryland corporation ("MAGUIRE SERVICES"), a wholly-owned subsidiary of Subcontractor, or another Affiliate (as defined in Section 7.13) of Subcontractor, to perform certain of the Services.

      Notwithstanding any contrary provisions of this Agreement, without first obtaining the prior written consent of owner and Property Manager, Subcontractor shall not:

            (a) Make any expenditure not approved by owner as part of the Approved Budget or as otherwise permitted by the Management Agreement;

            (b) Enter into, create, or suffer to exist any lease, lien, encumbrance or charge upon all or any portion of Phase I or any interest therein;

            (c) Enter into, modify, amend, change, cancel, or otherwise alter or allow the alteration of the terms of any lease with respect to any portion of Phase I;

            (d) Alter or materially deviate from the marketing plan described in Section 4.4 of the Management Agreement once such marketing plan has been approved by Owner; or

            (e) Perform or fail to perform any act which constitutes a Major Decision or that requires BARSI's separate consent under the Operating Agreement without the Members' or BARSI's approval, as applicable.

      1.3 Independent Contractor. It is expressly understood and agreed that Subcontractor, and any of its Affiliates performing services on its behalf, are independent contractors under this Agreement. It is expressly understood and agreed by the parties hereto that either party may engage in any other business or investment, including the ownership of or investment in real estate and the development, operation and management of office, commercial retail buildings, and that the other party hereto shall have no rights in and to any such business or investment or the income or profit derived therefrom.

      1.4 Trust and Confidence. This Agreement establishes a relationship of trust and confidence between Property Manager and Subcontractor. Accordingly, Subcontractor shall furnish its best skill and judgment in the performance of the Services so as to achieve a high degree of cost efficiency while maintaining quality performance and shall cooperate with the Company, Owner and Property Manager in protecting and furthering the best interests of the Company, Owner and Property Manager regarding the management of Phase I.

      1.5 Budgets and Reports. Subcontractor shall, concurrent with delivery to Owner of any and all budgets, reports, notices, requests for approval and other documents required to be delivered or submitted to Owner pursuant to the Management Agreement, deliver copies of such budgets, reports, notices, requests for approval and other documents to Property Manager.

2.    Leasing Responsibilities.

      2.1 Commissions for Leases; Sale or Transfer. Subcontractor shall be paid for its Services as the leasing agent for Phase I in the same amounts and in the same manner as Property Manager is paid for such Services under the Management Agreement.

      2.2 License. Subcontractor shall either be licensed or delegate its duties hereunder to an Affiliate) of Subcontractor that is licensed as a California Real Estate Broker which, shall comply with all requirements and regulations of the California Department of Real Estate.

3.    Financial Matters.

      The Working Fund Account shall be in a separate bank account in Owner's name established by Property Manager or Subcontractor at the Bank. Property Manager shall execute such documents as are necessary or expedient to authorize Subcontractor to sign checks to withdraw funds from the Working Fund Account so that Subcontractor can fulfill its duties hereunder. All funds deposited in the Working Fund Account shall be held in trust for Owner, and shall be disbursed in accordance with the Management Agreement. No other funds of Property Manager or Subcontractor shall be deposited in the Working Fund Account. Subcontractor shall pay from the Working Fund Account all expenses of Phase I.

4.    Compensation of Subcontractor.

      4.1 Compensation. For its Services hereunder, Subcontractor shall be paid a Management Fee and other compensation in the same amounts and in the same manner as Property Manager is compensated for such Services under the Management Agreement.

      4.2 Employee Compensation. Employees of Subcontractor performing services for Phase I under this Agreement shall be compensated on same basis and to the same extent that Property Manager is compensated for its employees under the Management Agreement.

      4.3 Reimbursable Expenses. In accordance with the Approved Budget, Subcontractor shall be entitled to reimbursement from Property Manager for all direct out-of-pocket expenses including, but not limited to, normal office expenses and normal business expenses associated with operating an on-site business office at Phase I (to the extent operated by Subcontractor, Maguire Services or their Affiliates). Further, Property Manager shall provide for Subcontractors use of the management office in Phase I referred to in Section
8.3 of the Management Agreement, which shall be utilized directly for the benefit of Phase I, together with the high speed internet service, email, telephone service, office janitorial service, printed forms and customary office supplies and equipment (such as typewriters, computers, photocopying equipment and calculators) referred to in Section 8.3 of the Management Agreement. Subcontractor shall equitably allocate such costs to all projects managed out of the same on-site office and Property Manager shall not be charged for any such costs properly allocated to any projects other than Phase I.

      4.4 Non-Reimbursable Expenses. Subcontractor shall bear, without reimbursement, the same types of expenses or costs it incurs in connection with its services under this Agreement, as Property Manager is required to bear in connection with its services under the

Management Agreement (including, without limitation, (i) gross salary and wages, payroll taxes, insurance, workers' compensation, and other benefits of Subcontractor's office personnel not employed on site of Phase I and not employed as approved special personnel as provided in Section 4.2(b), (ii) general accounting and reporting services which are considered to be within the reasonable scope of Subcontractors responsibility under this Agreement, (iii) costs of forms, papers, ledgers, and other supplies and equipment used in Subcontractor's office at any location off Phase I and not used for Phase I and rent for Subcontractor's offices located off Phase I, (iv) cost of local travel by Subcontractor's employees and agents to and from Phase I, (v) losses arising from gross negligence or fraud on the part of Subcontractor, or Subcontractor's employees, officers or agents or from acts outside the scope of Subcontractor's authority hereunder and (vi) costs directly attributable to the development of Subsequent Phases, including any pre-development costs or transfer costs contemplated by the Subsequent Phase Agreement or Operating Agreement).

      4.5 Payment of Compensation and Expenses. Payment or reimbursement of the amounts described in Sections 4.1 and 4.2 above shall be made at the same time and in the same manner as Property Manager receives such payment or reimbursement under the Management Agreement. A detailed summary of all reimbursable expenses shall be included on Subcontractor's monthly accounting to Property Manager and Owner.

5.    Indemnification Insurance.

      5.1 Subcontractor's Indemnity. Subcontractor shall indemnify and save Property Manager and each member of Property Manager harmless from and defend it against any and all liabilities and claims, and reimburse it for all expenses it incurs (including the cost of litigation and reasonable attorneys' fees) on account of personal injury or death to persons and damage to property which occurs on Phase I, to the extent caused by willful misconduct or gross negligence of Subcontractor or any persons employed by it hereunder, or by anyone employed by such persons or otherwise relating to the performance of Subcontractor's duties hereunder to the extent such liabilities and claims are insured by Subcontractor's insurance carried pursuant to Section 5.2 or arise out of the breach of Subcontractor's duties or obligations under this Agreement or acts outside the scope of Subcontractor's authority hereunder. This Section
5.1 shall survive the expiration or earlier termination of this Agreement.

      5.2 Subcontractor's Insurance. During the term of this Agreement, Subcontractor (as a reimbursable expense under this Agreement) and independent contractors employed by Subcontractor hereunder (at such contractor's expense) shall maintain in full force and effect the amounts and types of insurance covering its respective operations in the State of California as are required to be carried and maintained by Property Manager under the Management Agreement.

            (a) Such insurance coverage shall be subject to Property Manager's and Owner's or the Company's approval for carriers and adequacy of protection and Owner or the Company may elect to insure Subcontractor under policies carried by Owner. If Owner or the Company does not elect to insure Subcontractor under Owner's policies, Subcontractor's policies shall name Property Manager, Owner, the Company and their members, as well as all lenders designated by Property Manager as additional insureds.

      5.3 Third Party Indemnity. Subcontractor shall require that all persons it employs hereunder (other than common law employees) indemnify and save Property Manager, the Company, Owner, Subcontractor and their respective members, partners, officers, directors, agents, employees, and affiliates harmless from, and defend them against, all liabilities, losses and claims, and reimburse them for all expenses they incur (including the costs of litigation and reasonable attorneys' fees) on account of personal injury or death to persons and damage to property which occurs on Phase I, to the extent caused by the misconduct or wrongful or negligent act or omission of such independent contractor, or employees or agents of such independent contractor, arising from or related to the performance of work or services it performs on or about Phase I, or from such contractor's property, breach of its contract with Subcontractor or acts outside the scope of its authority under its agreement with Subcontractor. Each independent contractor that Subcontractor employs hereunder shall pay for and defend any and all suits or actions threatened or instituted against Owner, the Company, Property Manager, Subcontractor or their respective members, partners, officers, directors, agents, employees and affiliates and shall pay all reasonable attorneys' fees, litigation costs and all other expenses in connection therewith, and shall promptly discharge any judgments arising therefrom. These conditions shall also apply to any work or operations subcontracted by such contractors. Such provisions shall expressly survive the expiration of any contracts in which they are contained.

5.4   Property Manager's Indemnity.

            (a) Subject to Sections 5.1 and 5.3, to the extent of any indemnity in favor of Property Manager from Owner under the Management Agreement, Property Manager shall indemnify and save Subcontractor harmless from and defend it against all claims and liabilities, and reimburse it for all expenses it incurs (including the cost of litigation and reasonable attorneys' fees) on account of personal injury or death to persons and damage to tangible property which occurs on Phase I, to the extent caused by the misconduct or wrongful or negligent act or omission of the Company, Owner, Property Manager or their agents (except Subcontractor or any of Subcontractor's Affiliates), their licensees or persons they employ, provided that the provisions of this Section
5.4 and the indemnity hereunder shall not be applicable when such claims or liabilities are or would be covered by insurance proceeds payable under insurance policies required under this Agreement to be carried by Subcontractor or the contractors it employs, and, further provided that with respect to claims contemplated by this Section 5.4 which are made by independent contractors employed by Subcontractor, Subcontractor has complied with Section 5.3 above. This Section 5.4 shall survive the expiration or earlier termination of this Agreement.

            (b) Property Manager shall have the right to defend, at its expense and by counsel of its own choosing, against any claim or liability to which the indemnity agreement set forth in Section 5.4(a) would apply, and the right of Subcontractor or any persons being defended hereunder to defend or settle any such claim shall be limited to those cases where Property Manager has failed or refused to defend. Property Manager or its counsel shall apprise Subcontractors counsel of the status of all proceedings.

            (c) If allowed by law and offered by Owner's insurance carriers, Property Manager will use its best efforts to cause Owner to require any carrier of fire or property damage liability insurance covering Phase I to waive any right of subrogation against Subcontractor for its acts or omissions in the performance of its Services under this Agreement to the extent of any fire or property damage liability insurance proceeds paid to Owner.

6.    Term of Agreement.

      6.1 Term. The term of this Agreement shall be coterminous with the term of the Management Agreement, provided, however, this Agreement may be terminated by Property Manager at any time with or without cause upon thirty (30) days prior written notice to Subcontractor.

      6.2 Obligations Upon Termination. Upon the termination of this Agreement by any means:

            (a) Property Manager shall indemnify Subcontractor against obligations and expenses on all contracts, commitments and purchase orders placed or made by Subcontractor on behalf of Owner within Subcontractor's authority hereunder, up to the effective date of termination, provided such contracts contain thirty (30) day termination rights, or both Property Manager and Owner or the Company have specifically approved such contracts which do not contain such termination or cancellation rights, and Property Manager shall remain obligated to Subcontractor for all Management Fees and other compensation hereunder earned by Subcontractor through the date of termination and for all reimbursements due to Subcontractor pursuant to this Agreement; provided, however, Property Manager may withhold such unpaid Management Fees if this Agreement is terminated because of a breach hereof by Subcontractor, or the willful misconduct, fraud, misrepresentation, or breach of trust by Subcontractor, pending resolution of damages Property Manager has incurred, if any, because of such breach or act or omission by Subcontractor.

            (b) Upon Property Manager's payment to Subcontractor of all Management Fees earned by Subcontractor through the date of termination, plus all reimbursements due to Subcontractor pursuant to this Agreement, less any offset due Property Manager under Section 6.3(a), except as set forth in Section 6.3(c), Subcontractor shall have no further rights, duties, liabilities or obligations whatsoever under this Agreement and Property Manager shall have only those rights which may arise hereunder or at law or in equity due to a breach of this Agreement by Subcontractor.

            (c)   Subcontractor shall remain obligated:

                  (1) To render to Property Manager and Owner a final accounting of income and expenses of Phase I as provided in the Management Agreement.

                  (2) To deliver to Property Manager or Owner all income and all security deposits from Phase I for which Subcontractor is responsible hereunder. If there is any dispute between Property Manager, Owner and Subcontractor concerning the payment of unpaid Management Fees, reimbursement of expenses or other amounts to be paid under this Agreement as of the date of termination, Subcontractor shall deposit any funds it is responsible for hereunder with respect to Phase I on the date of termination into an escrow account with an independent escrow holder which requires the agreement of Owner and Property Manager and, Subcontractor, or a decision of the arbitrator under
Article 8, to release the funds; thereafter, the issue shall be submitted to arbitration in accordance with Article 8 and the decision of the arbitrator shall be binding on the parties and on the escrow holder.

                  (3) To deliver to Owner, the Company or Property Manager all keys, records, contracts, leases, receipts, unpaid bills and other documents relative to Phase I and in Subcontractor's possession at the date of termination and to assign to Owner all of its rights and obligations in purchase orders, contracts, warranties, and other commitments which Property Manager or owner requests that it assign.

                  (4) To continue to indemnify Property Manager, the Company and Owner for matters specified under Section 5.1 above and for any other obligations that expressly survive the termination hereof.

            (d) All personal property (including but not limited to equipment, hardware, trade and non-trade fixtures, materials and supplies) acquired pursuant to this Agreement, whether paid for directly by Property Manager or Owner or by way of reimbursement to Subcontractor, shall become the property of Owner and shall remain in Phase I at the termination of this Agreement.

      This Section 6.3 shall survive the expiration or earlier termination of this Agreement.

7.    General Provisions.

      7.1 Notices. All notices, approvals, demands, reports and other communications provided for in this Agreement (individually, a "NOTICE") shall be in writing and shall be given to such party at its address set forth below or such other address as such party may hereafter specify for the purpose by Notice to the other party listed below. Each Notice shall be deemed delivered to the party to whom it is addressed (a) if personally served or delivered, upon delivery, (b) if given by certified or registered mail, return receipt requested, deposited with the United States Mail with first-class postage prepaid, seventy-two (72) hours after such Notice is deposited with the United States Mail, (c) if given by overnight courier with overnight courier charges prepaid, twenty-four (24) hours after delivery to said overnight courier, or (d) if given by any other means, upon delivery when delivered at the following address:

                        If to Owner:

                        Maguire Partners-611 N. Brand, LLC
                        c/o Maguire Properties, Inc.
                        555 West Fifth Street, Suite 5000
                        Los Angeles, CA 90013
                        Attn:   Robert F. Maguire III
                                Mark Lammas
                        and a copy to:

                        Bank of America
                        Legal Department
                        555 Flower Street, Suite 800
                        Los Angeles, CA 90071
                        Attn:  John Clark, Esq.

                        and a copy to:

                        BankAmerica Realty Services, Inc.
                        c/o Bank of America Corporate Real Estate
                        600 Wilshire Boulevard, Second Floor
                        Los Angeles, CA 90017
                        Attn:  Helga Houston
                               Vice President

                        If to Property Manager:

                        Maguire Partners-Glendale, LLC
                        c/o Maguire Properties, Inc.
                        555 West Fifth Street, Suite 5000
                        Los Angeles, CA 90013
                        Attn:   Robert F. Maguire III
                                Mark Lammas

                        If to Subcontractor:

                        Maguire Properties, L.P.
                        555 West Fifth Street, Suite 5000
                        Los Angeles, CA 90013
                        Attn:   Robert F. Maguire III
                                Mark Lammas

      7.2 Attorneys' Fees. If any action, arbitration or proceeding be commenced (including an appeal thereof) to enforce any of the provisions of this Agreement or to enforce a judgment, whether or not such action is prosecuted to judgment, the unsuccessful party therein shall pay all reasonable costs incurred by the prevailing party therein, including reasonable attorneys' fees and reasonable costs, court costs and reimbursements for any other expenses incurred in connection therewith. The rights and obligations of the parties under this
Section 7.2 shall survive the termination of this Agreement.

      7.3 Non-Assignability. This Agreement and the rights and obligations hereunder, shall not be assignable by either party hereto, voluntarily or by, operation of law, without the written consent of the other and of the Company or Owner, to the extent required by the Management Agreement, except for (a) assignments required by any insurance carrier in any matter relating to subrogation, or (b) an assignment from Property Manager to another entity which is an Affiliate of Property Manager; provided, however, that Subcontractor may subcontract with Maguire Services or another affiliate of Subcontractor to perform certain services required of Subcontractor hereunder.

      7.4 Amendments. All amendments to this Agreement shall be in writing and executed by both parties.

      7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

      7.6 Cooperation. Should any claim, demand, action or other legal proceeding arising out of matters covered by this Agreement be made or instituted by any third party against a party to this Agreement, the other party to this Agreement shall furnish such information and reasonable assistance in defending such proceeding as may be requested by the party against whom such proceeding is brought.

      7.7 Waiver of Rights. The failure of Property Manager or Subcontractor to seek redress for violations, or to insist upon the strict performance of any covenant, agreement, provision or condition of this Agreement, shall not constitute a waiver of the terms of such covenant, agreement, provision or condition at any subsequent time, or of the terms of any other covenant, agreement, provision or condition contained in this Agreement.

      7.8 Successors and Assigns. Subject to the limitations in Section 7.3, this Agreement and each of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns, in cases where assignment is permitted.

      7.9 Subordination. This Agreement shall be and remain absolutely and unconditionally subordinate to any valid recorded mortgage on Phase I whether already or hereafter recorded. The subordination of this Agreement shall require the execution of no further documentation, but Subcontractor agrees to execute any reasonable subordination agreement or consent to any assignment of this Agreement for security purposes which Property Manager requests Subcontractor to execute.

      7.10 No Recourse. The parties agree that there shall be no recourse against any member of Property Manager or any partner of Subcontractor for any payments due, or the enforcement of any obligations under this Agreement; each party's liability under this Agreement shall be limited to the amount which can be recovered from such party's assets.

      7.11 Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

      7.12 No Third Party Beneficiary. Without limiting the rights of Owner and any secured lender of Owner which receives an assignment of Owner's interest under the Management Agreement for security purposes, this Agreement is made solely and specifically between and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other person whatsoever shall have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

      7.13 Definitions. For purposes hereof, "PERSON" is defined as any individual, partnership, corporation or other entity. The terms "AFFILIATE" and "AFFILIATES" are defined in the same manner as provided in the Operating Agreement.

      7.14 No Lien. This Agreement does not create a lien of any kind upon Phase I or any other real or personal property.

      7.15 Integration. This Agreement and the Exhibits attached hereto and made a part hereof set forth the entire agreement and understanding of the parties with respect to the subject matter hereof, supersede and take the, place of any and all previous agreements entered into between the parties hereto relating to the subject matter of this Agreement.

      7.16 Trademark. Subcontractor shall have no right to use the trademark or trade name of BARSI or its Affiliates in connection with any product, promotion or publication without the prior written approval of BARSI.

      7.17 Interest. Any amounts owed by either party to the other hereunder shall accrue interest at the Reference Rate of interest announced from time to time by Bank of America, NT&SA plus two percent (2%) per annum from the date due until paid, but not to exceed the highest rate allowed by law.

8.    Arbitration.

      Any controversy or claim between Property Manager and Subcontractor arising out of or relating to this Agreement and any claim based on or arising from an alleged tort relating to the performance of this Agreement shall be resolved in the same manner an is provided for in the Management Agreement for the resolution of disputes thereunder. If the matter in dispute between the parties arises out of, or relates to a dispute between Owner and Property Manager under the Management Agreement, then the disputes shall be resolved in one consolidated arbitration, at the request of either party.

      IN WITNESS WHEREOF, Property Manager and Subcontractor have executed this Agreement as of the day and year first above written.

            "PROPERTY MANAGER"

            MAGUIRE PARTNERS-GLENDALE, LLC
            a California limited liability company

            By:   MAGUIRE PROPERTIES, L.P.
                  a Maryland limited partnership
                  Its Member

                  By:   Maguire Properties, Inc.
                        a Maryland corporation
                        Its General Partner

                        By:   /s/ Richard I. Gilchrist
                              -----------------------------------------
                              Richard I. Gilchrist
                              President and Co-Chief Executive Officer


            "SUBCONTRACTOR"

            MAGUIRE PROPERTIES, L.P.
            a Maryland limited partnership

            By:   MAGUIRE PROPERTIES, INC.
                  a Maryland corporation
                  Its General Partner

                  By:   /s/ Richard I. Gilchrist
                        -----------------------------------------------
                        Richard I. Gilchrist
                        President and Co-Chief Executive Officer

APPROVED BY THE REQUISITE MEMBERS OF THE MANAGEMENT COMMITTEE OF THE COMPANY

            "THE COMPANY"

            MAGUIRE PARTNERS - GLENDALE CENTER, LLC
            a California limited liability company

            By:   MAGUIRE PARTNERS - GLENDALE, LLC
                  a California limited liability company

                  By:   MAGUIRE PROPERTIES, L.P.
                        a Maryland limited partnership
                        Its Member

                        By:   Maguire Properties, Inc.
                              a Maryland corporation
                              Its General Partner

                              By:   /s/ Richard I. Gilchrist
                                    ---------------------------------
                                    Richard I. Gilchrist
                                    President and Co-Chief Executive Officer




            By:   BANKAMERICA REALTY SERVICES, INC.
                  a Delaware corporation

                  By:   /s/ Karl B. Kellogg
                        --------------------------------------------

                  Name: Karl B. Kellogg
                        --------------------------------------------

                  Title: Vice President
                        --------------------------------------------


                  By:   /s/ Steven T. Ohigashi
                        --------------------------------------------

                  Name: Steven T. Ohigashi
                        --------------------------------------------

                  Title: Senior Vice President
                        --------------------------------------------

                                   EXHIBIT "A"

                            LEGAL DESCRIPTION OF LAND

Parcel "A", in the City of Glendale, County of Los Angeles, State of California, as shown on parcel map Gln. No. 1114A, filed in Book 40 Page 24 of Parcel Maps, in the office of the County Recorder of said County.

Except therefrom all minerals, oils, gases and other hydrocarbons by whatsoever name known that may be within or under portions of land, without, however, the right to drill, dig or mine through the surface thereof, as reserved by the State of California, in deeds recorded June 2, 1969 as Instrument No. 2441 and July 11, 1969 as instrument No. 2311.

                                   EXHIBIT "B"

                              MANAGEMENT AGREEMENT